UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011 (August 17, 2011)

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16335

DE	73-1599053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Williams Center, Tulsa, OK 74172

(Address of principal executive offices, including zip code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2011, Magellan Midstream Partners, L.P. (the “Partnership”), Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P. and Magellan Pipeline GP, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, each acting on behalf of itself and collectively as the managers of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and SMBC Nikko Capital Markets Limited (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of an additional $250,000,000 aggregate principal amount of the Partnership’s 4.25% Senior Notes due 2021 (the “Additional Notes”). The Additional Notes were issued at 104.094% of the face value amount and the Partnership agreed to sell the Additional Notes to the Underwriters at a purchase price of 103.444% of the principal amount thereof. The material terms of the Offering are described in the prospectus supplement dated August 17, 2011, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Notes is registered with the Commission pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-162929) that was filed with the Commission on November 5, 2009. The Additional Notes are additional notes under the Indenture dated as of August 11, 2010, as amended and supplemented by the First Supplemental Indenture dated as of August 11, 2010, with U.S. Bank National Association, as trustee, pursuant to which the Partnership issued $300,000,000 aggregate principal amount of its 4.25% Senior Notes due 2021 on August 11, 2010 (the “Original Notes”). The Additional Notes, together with the Original Notes, will be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture. Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on August 24, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. Additionally, certain of the Underwriters or their affiliates have a lending relationship with us.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of August 17, 2011 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P. and Magellan Pipeline GP, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: August 19, 2011	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of August 17, 2011 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P. and Magellan Pipeline GP, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).